UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2022

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2022 (the “Company”) announced the appointment of Stacey Stevens, Dana Brown, and Professor Timothy Irish to its Board of Directors, effective January 10, 2022.

Ms. Stevens, age 51, is the President and incoming CEO of iCAD, Inc., effective March 1, 2022. Ms. Stevens has been with the Company since June 2006 and most recently served as the Company’s President since March 2019.

Ms. Brown, age 56, is currently the Senior Vice President, Chief Strategy and Operations Officer at Susan G. Komen® the world’s leading nonprofit breast cancer organization. Prior to that role, she served as Senior Vice President and Chief Digital Officer at United Way Worldwide. Ms. Brown was also a founding team member of multiple successful ventures including co-founder and CMO for MetaSolv Software, CEO of Ipsum Networks and spent the early years of her career at Texas Instruments and Arthur Andersen.

Professor Irish, age 57, is currently a Professor at the Business School at King’s College London (KCL). He also is currently a Trustee of Picker Institute Europe and Committee member of the Alzheimer’s Society, in addition to several other remunerated Board roles at KHP Medtech Innovations, Team Consulting Ltd. ImaginAb Inc, eZono AG, Feedback Plc and Deltex Medical Group Plc. Professor Irish also recently served as Vice Chair at the National Institute for Health and Care Excellence (NICE), where he previously held the roles of Acting Chair and Independent Director.

Ms. Brown and Professor Irish are not parties to, and do not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Ms. Brown or Professor Irish and any other persons pursuant to which they were selected as directors.

In connection with their appointment as directors, Ms. Brown and Professor Irish were each granted an inaugural equity incentive grant in the form of an option (the “Option”) to purchase a total of 40,000 shares of Company common stock. The Option vests in quarterly increments over a period of one year from the grant date and has an exercise price per share of $6.24 which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein
Chief Executive Officer

Date: January 13, 2022